Exhibit 10.5
RELEASE AND SEVERANCE AGREEMENT
This Release and Severance Agreement (“Agreement”) is being entered into by the individual executing this Agreement below (“Employee”) and Lexicon Pharmaceuticals Inc. (“Employer”) (collectively, the “Parties”) in order to further the mutually desired terms and conditions set forth herein:
1.Severance Payment. For and in consideration for Employee’s execution of this Agreement, and provided that Employee timely executes, and does not revoke, this Agreement, as described in Paragraph 3 below, Employer will pay Employee $630,536.61, in a single lump payment, less applicable federal and state withholding and all other ordinary payroll deductions (“Severance Payment”). The Severance Payment will be paid to Employee within 21 days following the expiration of the revocation period described in Paragraph 3. Except as provided in Paragraph 2, the Severance Payment represents the exclusive amount to be paid to Employee by Employer in connection with or arising out of Employee’s employment, and/or Employee’s termination of employment, with Employer, and no further amounts shall be required for any items, including, but not limited to, attorneys’ fees, performance units, bonuses, severance pay, and/or any amounts pursuant to any employment agreement or other agreement. Employee hereby acknowledges the sufficiency of the Severance Payment, and that Employee is not otherwise entitled to the Severance Payment.
2.General Release. Employee, on behalf of himself/herself, his/her heirs, beneficiaries and personal representatives, hereby releases, acquits and forever discharges Employer, its affiliates, owners, executors, officers, predecessors, employees, former employees, shareholders, directors, partners, attorneys, agents and assigns, and all other persons, firms, partnerships, or corporations in control of, under the direction of, or in any way presently or formerly affiliated or associated with Employer (collectively, the “Released Parties”), of and from all claims, charges, complaints, liabilities, obligations, promises, agreements, contracts, damages, actions, causes of action, suits, accrued benefits or other liabilities of any kind or character, whether known or hereafter discovered, arising from or in any way connected with or related to Employee’s employment with Employer and/or Employee’s termination of employment with Employer, including, but not limited to, allegations of wrongful termination, discrimination, retaliation, breach of contract, promissory estoppel, retaliatory discharge, constructive discharge, discharge in violation of any law, statute, regulation or ordinance providing whistleblower protection, discharge in violation of public policy, intentional infliction of emotional distress, negligent infliction of emotional distress, defamation, harassment, sexual harassment, invasion of privacy, any action in tort or contract, any violation of any federal, state, or local law, including, but not limited to, any violation of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et seq., the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Equal Pay Act, 29 U.S.C. § 206, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601, et seq., the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq., the Sarbanes-Oxley Act, 18 U.S.C. § 1514A, et seq., the Worker Adjustment and Retraining Notification Act, 29 USC §2101, et seq., the New Jersey Law Against Discrimination, as amended, N.J.S.A. 10:5-1, et seq., the New Jersey Conscientious Employee Protection Act, N.J.S.A. 34:19-1, et seq., the New Jersey Family Leave Act, N.J.S.A. 34:11B-1, et seq., New Jersey Family Leave Insurance Law (NJFLIL), N.J.S.A. 43:21-25, et seq., New Jersey Workmen’s Compensation Act (anti-retaliation), N.J.S.A. 34:15-39.1 to 34:15-39.3, New Jersey State Wage and Hour Law, N.J.S.A. 34:11-56a, et seq., New Jersey Wage Payment Law, N.J.S.A. 34:11-4.1, et seq., Discrimination in Wages, N.J.S.A. 34:11-56.1, et seq., New Jersey Worker Health and Safety Act, N.J.S.A. 34:6A-1, et seq., New Jersey Smokers’ Rights Laws, N.J.S.A. 34:6B-1, et seq., the New Jersey Millville Dallas
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Airmotive Plant Job Loss Notification Act, N.J.S.A. § 34.21-1, et seq., Diane B. Allen Equal Pay Act, N.J.S.A. 10:5-12 and 34:11-56.13, et seq., Jury Duty Leave, N.J.S.A. 2B:20-17, New Jersey Security and Financial Empowerment Act (NJ SAFE Act), N.J.S.A. 34:11C-1 to 34:11C-5, New Jersey Soldiers' and Sailors' Civil Relief Act of 1979 (Military Leave), N.J.S.A. 38:23C-1 to 38:23C-26, Paid Sick Leave, N.J.S.A. 34:11D-1 to 34:11D-11, Salary History Ban, N.J.S.A. 34:6B-20, New Jersey Prevailing Wage Act, N.J.S.A. 34:11-56.25 to 34:11-56.70, Temporary Disability Benefits Law, N.J.S.A. 43:21-25, et seq., New Jersey Fair Credit Reporting Act, N.J.S.A. 56:11-2, et seq., Genetic Privacy Act, N.J.S.A. 10:5-43, et seq., or any other employment or civil rights act, and any and all claims for pay, accrued but unused vacation, paid time off, reimbursement, contribution, severance pay or benefits under any compensation or employee benefit plan, program, policy, contract, agreement or other arrangement of Released Parties (collectively, the “General Release”); but excluding any claim for unemployment compensation, and any claim for workers’ compensation benefits, and any benefits that Employee is entitled to receive under any Employer plan that is a qualified plan under IRC § 401(a) or is a group health plan subject to COBRA, to the extent Employee properly elects and pays for such COBRA continuation coverage, and any right of Employee to indemnification by Employer and to continued coverage under Employer’s directors’ and officers’ liability insurance policy(ies). Further, this General Release does not include a release of claims under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. § 621 et seq., as amended by the Older Workers’ Benefits Protection Act, 42 U.S.C. §§ 1981, 1983, 1985 (collectively, the “ADEA”), which is provided for in Paragraph 3, herein; and this General Release does not waive rights not permitted to be waived by law, including those rights identified in Paragraph 4, herein.
3.ADEA Release. Employee hereby fully, finally, and completely releases Released Parties of and from any and all claims, charges, or causes of action arising on or before Employee’s execution of this Agreement under the ADEA (the “ADEA Release”), which prohibits age discrimination in employment, and hereby acknowledges and agrees that:
i.this Agreement, which includes the ADEA Release, was negotiated at arms-length;
ii.this Agreement, which includes the ADEA Release, is worded in a manner that Employee fully understands;
iii.Employee specifically waives any rights or claims under the ADEA;
iv.Employee knowingly and voluntarily agrees to all of the terms set forth in this Agreement, which includes the ADEA Release;
v.any claims under the ADEA that may arise after Employee’s execution of this Agreement are not waived;
vi.the rights and claims waived in this Agreement, which includes the ADEA Release, are in exchange for consideration over and above anything to which Employee was already undisputedly entitled;

vii.Employee has been, and hereby is, advised in writing to consult with an attorney prior to executing this Agreement, including the ADEA Release, and has had an opportunity to review the Agreement with Employee’s attorney;
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viii.he/she has been given a period of up to 45 days after receiving this Agreement to consider this Agreement, which includes the ADEA Release, prior to executing it. Employee further agrees that any changes in the terms of this Agreement, whether material or immaterial, shall not affect or restart the above-referenced 45-day consideration period;
ix.statistical information required by the Older Workers Benefit Protection Act is attached hereto as Exhibit A;
x.he/she has been given a period of 7 days from the date of the execution of the ADEA Release to revoke the ADEA Release, and understands and acknowledges that the ADEA Release will not become effective or enforceable until the revocation period has expired;
xi.any revocation of this ADEA Release must be in writing and presented before the close of business within 7 days from the date of Employee’s execution of this Agreement to Lexicon Pharmaceuticals Inc., 8800 Technology Forest Place, The Woodlands, Texas 77381, Attention: Human Resources; and
xii.nothing in this Agreement is intended to interfere with or deter Employee’s right to challenge the waiver of a claim under the ADEA or state law age discrimination claim or the filing of an ADEA charge or ADEA complaint or state law age discrimination complaint or charge with the Equal Employment Opportunity Commission (“EEOC”) or any state discrimination agency or commission, or to participate in any investigation or proceeding conducted by those agencies. Further, Employee understands that nothing in this Agreement would require Employee to tender back the Severance Payment if Employee seeks to challenge the validity of the ADEA or state law age discrimination waiver, nor does the Employee agree to ratify any ADEA or state law age discrimination waiver that fails to comply with the Older Workers’ Benefit Protection Act by retaining the Severance Payment. Further, except as authorized by federal or state law, nothing in this Agreement is intended to require Employee to pay damages, attorneys’ fees, or costs to Employer should Employee challenge the waiver of an ADEA or state law age discrimination claim or file an ADEA or state law age discrimination suit.
4.Rights Not Waived. Employee represents that he/she has not filed any charges, complaints, or other proceedings against any Released Parties that are presently pending with any federal, state, or local court or administrative or governmental agency. Notwithstanding Employee’s general release of liability, nothing in this Agreement should be construed as requiring a waiver of any rights guaranteed by law; and nothing in this Agreement prevents Employee from: filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the EEOC, National Labor Relations Board (“NLRB”), or comparable state or local agency; participating in any investigation or proceeding conducted by the EEOC, NLRB, or comparable state or local agency; or otherwise participating in protected concerted activity. However, Employee understands and agrees that Employee is waiving any and all rights to recover any monetary or personal relief or recovery as a result of such EEOC, NLRB, or comparable state or local agency proceeding or subsequent legal actions. In addition, nothing in this Agreement prohibits Employee from reporting possible violations of federal law or regulation to any government agency or entity, making other disclosures that are protected under whistleblower provisions of law, or receiving an award or monetary recovery pursuant to the Securities and Exchange Commission’s (“SEC”) whistleblower program. Employee does not need Employer’s prior authorization to make such reports or disclosures, and is not required to notify Employer that he/she has made any such SEC report or disclosure.
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5.Complete Release. Employee understands that this is a full, complete, and final release of Released Parties, except as otherwise described herein, and to the extent permitted under the law. Employee understands and agrees that Employee is releasing any and all claims under any employment agreement with Released Parties, whether written or oral, and any amendment to same, and under any offer letter.
6.No Admission of Liability. The consideration cited above and the promises contained herein are made for the purpose of purchasing the peace of Employer and are not to be construed as an admission of liability or as evidence of unlawful conduct by Employer, all liability being expressly denied.
7.Complete Agreement and Continuing Obligations. This Agreement will supersede any and all obligations any Released Parties might otherwise owe to Employee for any act or omission whatsoever that took place, or should have taken place, on or before the date this Agreement is signed and executed by Employee. However, nothing in this Agreement relieves Employee of their continuing obligations to Employer pursuant to federal or state law or any agreement between Employee and Employer regarding any obligations of Employee intended to survive the termination of Employee’s employment with the Employer, including, but not limited to, any applicable confidentiality, non-competition, or non-solicitation obligations (collectively, “Continuing Obligations”). No other promises or representations have been made to Employee by Employer, or any other person purporting to act on behalf of Employer, except as expressly stated herein, and this Agreement, and any Continuing Obligations, constitute the entire understanding and agreement between the Parties, and may only be modified or amended in a signed writing by both Parties.
8.Disability. Employee states that Employee is not presently affected by any disability which would prevent Employee from knowingly and voluntarily granting this release, and further states that the promises made by Employee herein are not made under duress, coercion or undue influence.
9.Non-Disparagement. In further consideration for the promises set forth in this Agreement, Employee and Employer agree not to make any statements, communications, or remarks, in public or in private, which are intended to disparage, discredit or injure, or that might reasonably be construed as disparaging, discrediting or injuring the reputation of Employee or any Released Parties. Notwithstanding the Parties’ agreement to the provisions of this Paragraph, nothing in this Agreement should be construed as prohibiting Employee from communicating directly with the SEC about a possible securities law violation, acting collectively or participating in protected concerted activities with other employees, or any other activities guaranteed by law.
10.Full Payment. Employee represents, warrants, and agrees that Employee has received full and timely payment of all wages, salary, overtime pay, commissions, bonuses, other compensation, remuneration and benefits that may have been due and payable by the Released Parties and that he/she has been appropriately paid for all time worked.
11.Severability; Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.
12.Governing Law/Exclusive Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS
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WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PROVISIONS THEREOF. EMPLOYER AND EMPLOYEE FURTHER AGREE THAT THE EXCLUSIVE VENUE OF ANY SUIT TO RESOLVE ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS AGREEMENT, EMPLOYEE’S EMPLOYMENT, AND/OR THE TERMINATION OF EMPLOYEE’S EMPLOYMENT WITH EMPLOYER SHALL BE IN THE STATE OR FEDERAL COURTS LOCATED IN HARRIS COUNTY, TEXAS.
13.Injunctive Relief. Employee agrees and acknowledges that Employer and/or the other Released Parties would suffer irreparable harm, incur substantial damage, and would not have an adequate remedy at law for money damages if Employee breached this Agreement. Accordingly, Employee acknowledges that, without the necessity of proving actual damages or posting bond or other security, Employer and/or the other Released Parties are entitled to temporary or permanent injunction or injunctions to prevent breaches of performance and to specific enforcement of applicable covenants in addition to any other remedy to which Employer and/or the other Released Parties may be entitled, at law or in equity. Employer shall also be entitled to the recovery of all attorneys’ fees and costs incurred by Employer in obtaining such relief. In such a situation, Employer and/or the other Released Parties may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation of any of the provisions set forth in this Agreement, and the pursuit of any particular remedy is not to be deemed an election of remedies or waiver of the right to pursue any other remedy.
14.No Guarantee of Tax Consequences. Employer makes no commitment or guarantee to the Employee that any federal, state, local or other tax treatment will (or will not) apply or be available to any person eligible for benefits under this Agreement and assumes no liability whatsoever for the tax consequences to Employee or to any other person eligible for benefits under this Agreement.
15.Counterparts. For the convenience of the Parties, any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile or .PDF transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile or .PDF signatures shall be deemed original signatures for purposes of enforcement and construction of this Agreement.
16.Confidentiality – Employer Information. As part of the consideration provided in this Agreement, Employee agrees to keep confidential, and not to use or disclose to any third party, Employer’s confidential and proprietary information, including but not limited to, all methods or practices of doing business, and all information related to Employer’s prospects, pricing, research, production, customers, owners, employees, suppliers, and vendors. Further, Employee represents and agrees that Employee has not taken with him/her or retained any property, confidential information, trade secrets, documents, or other materials or data belonging to Employer, and any such materials that may have been in Employee’s possession, custody, or control at any time have been returned to Employer by Employee, and any such data or information has been removed from any computer or other device belonging to Employee, and any and all other copies of such information, data, or materials have been deleted or disposed of by Employee.
17.Confidentiality – Agreement. Employee and Employer agree that the terms and conditions of this Agreement, including without limitation the amount of Severance Payment and other consideration, shall be treated as confidential, and shall not be revealed to any other person or entity whatsoever, except as follows:
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a)to the extent as may be compelled by legal process;
b)to the extent necessary to Employee’s legal or financial advisors; or
c)to the extent necessary for Employer to conduct its business or protect its rights and interests, at Employer’s discretion.
Employee agrees that the confidentiality provisions of this Agreement are a material part of it and are contractual in nature. Employee and Employer further agree and acknowledge that:
d)no portion of the Severance Payment represents consideration for the mutual promise to maintain strict confidentiality of the amount of the Severance Payment and the terms and conditions of this Agreement; and
e)each other’s reciprocal confidentiality covenant is the sole consideration given in exchange for that of the other.
Notwithstanding the Parties’ agreement to the provisions of Paragraphs 16 and 17 of this Agreement, nothing in this Agreement should be construed as prohibiting Employee from:
f)discussing wages with co-workers under Section 7 of the National Labor Relations Act;
g)communicating directly with the SEC about a possible securities law violation; or
h)participating in any other activities guaranteed by law.
18.Assignment of Work Product/Works for Hire. Employee acknowledges and agrees that any work product prepared, conceived, or developed by Employee during the term of his/her employment with Employer, including but not limited to all written documents and electronic data pertaining thereto, is and shall remain the exclusive property of Employer, and will be considered Proprietary Information subject to the terms of this Agreement. Employee agrees that when appropriate, and upon written request of Employer, Employee will acknowledge that his/her work product constitutes “works for hire” and will cooperate in the filing for patents or copyrights with regard to any or all such work product and will sign documentation necessary to evidence ownership of such work product by Employer.
19.Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 ("DTSA"). Employee will not be held criminally or civilly liable under any federal or state law for any disclosure of a trade secret that:  (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Employee files a lawsuit for retaliation by Employer for reporting a suspected violation of law, Employee may disclose Employer’s trade secrets to his attorney and use the trade secret information in the court proceeding if Employee files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
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EMPLOYER:
Lexicon Pharmaceuticals Inc.

Printed Name

Signature

Title

Date

EMPLOYEE:

Pablo Lapuerta, M.D.
Printed Name

Signature

Date

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